Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                                          Six Months Ended
                                                                                  -------------------------------
                                                                                  July 31, 2000     July 31, 1999
                                                                                  -------------     -------------
Basic:

Net income from continuing operations                                              $ 1,338,000       $ 1,182,000

Weighted average shares outstanding                                                  4,400,000         4,425,000
                                                                                   -----------       -----------

Basic income per share from continuing operations                                  $       .31       $       .27
                                                                                   ===========       ===========

Net income from discontinued operations                                            $   499,000       $   789,000

Weighted average shares outstanding                                                  4,400,000         4,425,000
                                                                                   -----------       -----------

Basic income per share from discontinued operations                                $       .11       $       .18
                                                                                   ===========       ===========

Net income                                                                         $ 1,837,000       $ 1,971,000

Weighted average shares outstanding                                                  4,400,000         4,425,000
                                                                                   -----------       -----------

Basic income per share                                                             $       .42       $       .45
                                                                                   ===========       ===========

Diluted:

Net income from continuing operations                                              $ 1,338,000       $ 1,182,000
Less - net income allocated to subsidiary dilutive stock options
  outstanding                                                                         (126,000)          (75,000)
                                                                                   -----------       -----------

Net income used in calculation of diluted income per
  share from continuing operations                                                 $ 1,212,000       $ 1,107,000
                                                                                   ===========       ===========

Weighted average shares outstanding                                                  4,400,000         4,425,000

Plus - common equivalent shares (determined using the "treasury stock" method)
  representing shares issuable upon exercise of
  stock options                                                                        219,000           196,000
                                                                                   -----------       -----------

Weighted average number of shares used in calculation of
  diluted income per share from continuing operations                                4,619,000         4,621,000
                                                                                   ===========       ===========

Diluted income per share from continuing operations                                $       .26       $       .24
                                                                                   ===========       ===========

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                                          Six Months Ended
                                                                                  -------------------------------
                                                                                  July 31, 2000     July 31, 1999
                                                                                  -------------     -------------
Net income from discontinued operations                                            $   499,000       $   789,000
Less - net income allocated to subsidiary dilutive stock options
  outstanding                                                                             --                --
                                                                                   -----------       -----------

Net income used in calculation of diluted income
  per share from discontinued operations                                           $   499,000       $   789,000
                                                                                   ===========       ===========

Weighted average shares outstanding                                                  4,400,000         4,425,000

Plus - common equivalent shares (determined using the "treasury stock" method)
  representing shares issuable upon exercise of
  stock options                                                                        219,000           196,000
                                                                                   -----------       -----------

Weighted average number of shares used in calculation of
  diluted income per share from discontinued operations                              4,619,000         4,621,000
                                                                                   ===========       ===========

Diluted income per share from discontinued operations                              $       .11       $       .17
                                                                                   ===========       ===========

Net income                                                                         $ 1,837,000       $ 1,971,000

Less - net income allocated to subsidiary dilutive stock options
  outstanding                                                                         (126,000)          (75,000)
                                                                                   -----------       -----------

Net income used in calculation of diluted income per share                         $ 1,711,000       $ 1,896,000
                                                                                   ===========       ===========

Weighted average shares outstanding                                                  4,400,000         4,425,000

Plus - common equivalent shares (determined using the "treasury stock" method)
  representing shares issuable upon exercise of
  stock options                                                                        219,000           196,000
                                                                                   -----------       -----------

Weighted average number of shares used in calculation of
  diluted income per share                                                           4,619,000         4,621,000
                                                                                   ===========       ===========

Diluted income per share                                                           $       .37       $       .41
                                                                                   ===========       ===========